                LETTERHEAD OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.



                                              March 6, 1998



Public Service Company of Colorado
1225 17th Street
Denver, Colorado 80202

Ladies and Gentlemen:

          We have acted as counsel for Public Service Company of Colorado, a Colorado corporation (the "Company"), and PSCO Capital Trust I, a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the following securities of the Company:
(i) first collateral trust bonds (the "Bonds"); (ii) unsecured senior debt securities (the "Senior Debt Securities"); and (iii) unsecured subordinated debt securities (the "Subordinated Debt Securities", and together with the Bonds and the Senior Debt Securities, the "Debt Securities"). The Registration Statement also relates to the preferred securities of the Trust (the "Preferred Securities") and the guarantee of the Preferred Securities by the Company to the extent described in the Prospectus forming a part of the Registration Statement (the "Guarantee", and together with the Debt Securities and the Preferred Securities, the "Offered Securities"). The Offered Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.

          The Preferred Securities will be issued pursuant to an Amended and Restated Declaration of Trust, the form of which is filed as an exhibit to the Registration Statement. The Bonds will be issued in one or more series under an Indenture dated as of October 1, 1993 the ("Bond Indenture"), between the Company and First Trust of New York, National Association, as successor trustee thereunder (the "Bond Trustee"). The Senior Debt Securities will be issued in one or more series pursuant to an Indenture (the "Senior Indenture") between the Company and The Bank of New York, as trustee (the "Senior Trustee"), the form of which

March 6, 1998
Page 2


is filed as an exhibit to the Registration Statement. The Subordinated Debt Securities will be issued in one or more series pursuant to an Indenture (the "Subordinated Indenture") between the Company and The Bank of New York, as trustee (the "Subordinated Trustee"), the form of which is filed as an exhibit to the Registration Statement. The Guarantee of the Preferred Securities is to be issued pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee") between the Company and The Bank of New York (the "Guarantee Trustee"), the form of which is filed as an exhibit to the Registration Statement.

          As such counsel, we have examined and relied upon a copy of the Registration Statement. We have also examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the original of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

          Based on the foregoing examination, and subject to the qualifications and limitations contained herein, we are of the opinion that:

          1. when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Senior Indenture and the Subordinated Indenture, including any necessary supplemental indentures, filed as exhibits to the Registration Statement shall have been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); (ii) all orders, consents or other authorizations of the Colorado Public Utilities Commission (the "CPUC") required for the valid issuance and sale of a particular series of Bonds, Senior Debt Securities or Subordinated Debt Securities, as applicable, have been obtained; and
     (iii) a prospectus supplement with respect to a particular series of Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Debt Securities of such series.

          2. when (i) the Senior Indenture and the Subordinated Indenture shall have been duly executed and delivered by the Company and the Senior Trustee and the Subordinated Trustee, respectively; and (ii) a Board Resolution or Officer's Certificate within the meaning of the Bond Indenture, Senior Indenture or Subordinated Indenture, as the case may be, shall have been issued or a supplemental indenture entered into, in

March 6, 1998
Page 3


     accordance with the Bond Indenture, Senior Indenture or Subordinated Indenture, as the case may be, detailing the establishment of a particular series of Debt Securities, such series of Debt Securities shall have been duly authorized by the Company.

          3. upon the execution and filing with the Bond Trustee, the Senior Trustee and the Subordinated Trustee, as applicable, of the proper papers with respect to the Bonds, Senior Debt Securities or Subordinated Debt Securities, as applicable, of a particular series, the Debt Securities of such series shall be issuable under the terms of the Bond Indenture, Senior Indenture or Subordinated Indenture, as applicable.

          4. when such series of Debt Securities shall have been duly executed, authenticated and delivered in accordance with the corporate and governmental authorizations and the instruments referred to above and the purchase price for such series of Debt Securities has been received by the Company, the Debt Securities of such series will be legally issued and binding obligations of the Company and will be entitled to the benefits of the Bond Indenture, Senior Indenture or Subordinated Indenture, as applicable, on a parity with the securities of other series which may be hereafter issued thereunder pursuant to the terms of such indenture (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

          5. when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Preferred Securities Guarantee shall have been duly qualified under the Trust Indenture Act; (ii) all orders, consents or other authorizations of the CPUC required for the performance of the Preferred Securities Guarantee have been obtained; and
     (iii) a prospectus supplement with respect to the Preferred Securities Guarantee and the Preferred Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, no further authorization, consent or approval by any regulatory authority will be required with respect to the performance by the Company of its obligations with respect to the Preferred Securities Guarantee.

          6. when (i) the Preferred Securities Guarantee shall have been duly executed and delivered by the Company and the Guarantee Trustee; and (ii) the Preferred Securities have been duly issued and sold and the purchase price therefor has been received by the Trust in the manner contemplated by the Registration Statement,

March 6, 1998
Page 4


     the Preferred Securities Guarantee will constitute a valid and binding obligation of the Company (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the several states to the sale of the securities to be registered pursuant to the Registration Statement. Without limiting the generality of the foregoing, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

          Our opinion expressed above is limited to the laws of the State of New York and the State of Colorado, and the federal laws of the United States of America.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the use of our name under the headings "Description of the New Bonds," "Description of the 1939 Mortgage" and "Validity of the Securities" in the Prospectus forming a part of the Registration Statement and in any amendments or supplements to the Registration Statement and Prospectus.


                                   Very truly yours,

                                   /s/ LeBoeuf, Lamb, Greene & MacRae
                                                  L.L.P.